Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Cabot Microelectronics Corporation
We consent to the incorporation by reference in the registration statements on Form S-8 (No. 333-34272, 333-34270, 333-82680, 333-123692, 333-170810, and 333-179955) and on Form S-4 (No. 333-227301) of Cabot Microelectronics Corporation of our report dated October 1, 2018, with respect to the consolidated balance sheets of KMG Chemicals, Inc. as of July 31, 2018 and 2017, the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended July 31, 2018, the related notes and the related financial statement schedule (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of July 31, 2018, which is included in exhibit 23.1 to the Form 8‑K/A of Cabot Microelectronics Corporation dated January 30, 2019.

/s/ KPMG LLP
Dallas, TX
January 30, 2019